UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2020

COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
      Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	COWN	The Nasdaq Global Market
7.35% Senior Notes due 2027	COWNZ	The Nasdaq Global Market
7.75% Senior Notes due 2033	COWNL	The Nasdaq Global Market

Item 5.02.    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Cowen, Inc. (the “Company”) has approved amended and restated employment agreements with the Company’s named executive officers, including Jeffrey M. Solomon, the Company’s Chief Executive Officer; John Holmes, the Company’s Chief Operating Officer; Stephen A. Lasota, the Company’s Chief Financial Officer; and Owen S. Littman, the Company’s General Counsel. The amended and restated agreements include the following material changes from each executive’s existing employment agreement with the Company.
Jeffrey M. Solomon
Pursuant to the terms of Mr. Solomon’s amended and restated agreement (the “Solomon Agreement”), dated as of January 31, 2020, Mr. Solomon’s base salary will be increased by $50,000 to $1,000,000. The term of Mr. Solomon’s employment with the Company will continue through December 31, 2020, with automatic one year extensions of the term unless either the Company or Mr. Solomon provides prior written notice of non-renewal. Pursuant to the Solomon Agreement, upon or after Mr. Solomon reaches age 55, he can provide the Company 90 days’ notice of his intention to retire, or notify the Company of his intention to transition to senior advisor status pursuant to the terms of a separate Senior Advisor Agreement (which is an exhibit to the Solomon Agreement). Upon Mr. Solomon’s retirement or transition to Senior Advisor status, the Solomon Agreement and Senior Advisor Agreement provide that Mr. Solomon’s outstanding equity awards and unvested deferred compensation will continue to vest in accordance with the terms of the applicable awards, subject to Mr. Solomon’s continued compliance with certain non-competition and non-interference restrictions generally arising under the Company’s form of Confidentiality, Non-Interference, and Invention Assignment Agreement (subject to certain exceptions for personal or family investing or non-competitive investment activity).
Pursuant to the Solomon Agreement, if Mr. Solomon’s employment is terminated by the Company without Cause or Mr. Solomon resigns for Good Reason (each as described below) prior to, in connection with or following a Change in Control (as described below), then subject to Mr. Solomon executing and not revoking a release of claims, he will be entitled to a lump sum severance payment equal to two and one-half times the sum of (x) Mr. Solomon’s base salary on the date of termination plus (y) the average of the highest annual bonuses paid to Mr. Solomon in two of the three calendar years preceding his date of termination, except that the foregoing severance amount will not be less than $3,250,000 or greater than $5,000,000 if Mr. Solomon’s termination occurs prior to a Change in Control (such payments will continue to be subject to the existing Internal Revenue Code Section 280G “modified cutback” provisions).
If Mr. Solomon elects to transition to Senior Advisor status upon reaching age 55, the terms of Mr. Solomon’s service as a Senior Advisor will be governed by the Senior Advisor Agreement. In particular, Mr. Solomon’s service as a Senior Advisor will continue until the earliest of (i) 15 days following Mr. Solomon’s written notice that he is terminating as a Senior Advisor, (ii) the second anniversary of the date he commences Senior Advisor status, (iii) the date of Mr. Solomon’s death or disability and (iv) the date Mr. Solomon is terminated by the Company for Cause. In consideration for providing Senior Advisor services, Mr. Solomon will receive a base salary at an annualized rate of $150,000 and will be entitled to secretarial and administrative support. Mr. Solomon will also be entitled to receive certain additional benefits while a Senior Advisor, including office space (or, at the Company’s election, payment of up to

$60,000 per year for office space), financial planning services at the Company’s expense and continued payment by the Company of life insurance premiums.
For purposes of the Solomon Agreement, “Cause” generally means: (i) conviction of, or plea of guilty to, (x) a felony or (y) any other criminal offense involving moral turpitude, that could serve as the basis for statutory disqualification or that is related to the executive’s duties and could result in material harm to the Company; (ii) fraud, dishonesty, gross negligence or misconduct or intentional breach of fiduciary duty in performing duties; (iii) material violation or failure to comply with the Company’s material written policies or the rules of any regulatory or self-regulatory organization; (iv) material or continued failure to perform material duties (other than due to incapacity); or (v) Mr. Solomon’s material breach of the Solomon Agreement.
For purposes of the Solomon Agreement, “Good Reason” generally means: (i) any requirement that Mr. Solomon render services other than at the Company’s headquarters in the New York, New York metropolitan area; (ii) the assignment to Mr. Solomon of duties materially inconsistent with, or a materially diminution of, Mr. Solomon’s authority, duties, roles or responsibilities as Chief Executive Officer (including, in the case of a business transaction involving the Company and a privately held strategic acquirer or a publicly traded entity, Mr. Solomon no longer holding the position of Chief Executive Officer of the privately held strategic acquirer or the ultimate parent company with at least one class of publicly traded securities listed on a national stock exchange); (iii) a reduction in Mr. Solomon’s base salary or total cash compensation opportunity; (iv) material reduction in aggregate welfare benefits or target incentive opportunities Mr. Solomon participates in and which are offered to the Company’s executive officers; (v) the Company’s material breach of the Solomon Agreement; and (vi) any change in the reporting relationship so that Mr. Solomon no longer reports to the Company’s Board of Directors or, in the case of a business transaction the Company, a similar governing body of the ultimate parent company.
For purposes of the Solomon Agreement, “Change in Control” generally means: (i) acquisition by a third party of more than 40% of the combined voting power of the Company’s voting securities; (ii) change in the composition of a majority of the Board of Directors after January 31, 2020; (iii) consummation of (A) a reorganization, merger or consolidation involving the Company that results in a change in the ownership of the Company’s voting securities following which the Company’s voting securities outstanding immediately prior to such transaction do not represent 50% of the voting power of the voting securities of the surviving entity or (B) a recapitalization following which any person becomes the beneficial owner of more than 40% of the voting power of the Company’s outstanding securities; or (iv) stockholder approval of the liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.
The foregoing description of the Solomon Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Solomon Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
John Holmes, Stephen A. Lasota and Owen Littman
Pursuant to the terms of the amended and restated employment agreements of Mr. Holmes, Mr. Lasota and Mr. Littman (collectively, the “Executive Agreements”), dated as of January 31, 2020, each executive’s term of employment with the Company will continue through December 31, 2020, with automatic one year extensions of the term unless either the Company or the executive provides written notice of non-renewal.

Pursuant to the Executive Agreements, if the executive’s employment is terminated by the Company without Cause or the executive resigns for Good Reason (each as described below) prior to a Change in Control (as described above for the Solomon Agreement), the executive will receive a lump sum cash payment equal to one and one-half times the sum of (x) the executive’s base salary in effect at the end of the calendar year immediately preceding termination plus (y) the average of the highest annual bonuses paid to the executive in two of the three calendar years preceding his date of termination (such sum, the “Severance Amount”), except that the foregoing severance amount will not be greater than $1,500,000. Pursuant to the Executive Agreements, if the executive’s employment is terminated by the Company without Cause or the executive resigns for Good Reason in connection with or following a Change in Control, the executive will receive a lump sum cash payment equal to two and one-half times the Severance Amount, which lump sum will not be subject to a cap. The Executive Agreements require the executives to execute and not revoke a release of claims as a condition to receiving severance payments (such payments will continue to be subject to the existing Internal Revenue Code Section 280G “modified cutback” provisions).
For purposes of the Executive Agreements, “Cause” generally means: (i) conviction of, or plea of guilty to, (x) a felony or (y) any other criminal offense involving moral turpitude, that could serve as the basis for statutory disqualification or that is related to the executive’s duties and could result in material harm to the Company; (ii) fraud, dishonesty, gross negligence or misconduct or intentional breach of fiduciary duty in performing duties; (iii) material violation or failure to comply with the Company’s material written policies or the rules of any regulatory or self-regulatory organization; (iv) material or continued failure to perform material duties (other than due to incapacity); or (v) the executive’s material breach of the Executive Agreement.
For purposes of the Executive Agreements, “Good Reason” generally means: (i) any requirement that the executive render services other than at the Company’s headquarters in the New York, New York metropolitan area; (ii) the assignment to the executive of duties materially inconsistent with, or materially diminishing the executive’s authority, duties, roles or responsibilities in his position (including, in the case of a business transaction involving the Company and a privately held strategic acquirer or a publicly traded entity, the executive no longer holding his position (i.e., Chief Operating Officer, for Mr. Holmes; Chief Financial Officer, for Mr. Lasota; or General Counsel, for Mr. Littman) of the privately held strategic acquirer or the ultimate parent company with at least one class of publicly traded securities listed on a national stock exchange); (iii) a reduction in the executive’s base salary or total cash compensation opportunity; (iv) material reduction in aggregate welfare benefits or target incentive opportunities the executives participate in and which are offered to the Company’s executive officers; (v) the Company’s material breach of the executive’s Executive Agreement; and (vi) any change in the reporting relationship so that the executive no longer reports to the Chief Executive Officer of the Company or, in the case of a business transaction involving the Company, the chief executive officer of the ultimate parent company.
The foregoing description of the Executive Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Agreements with Messrs. Holmes, Lasota and Littman, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:
Exhibit 10.1	Amended and Restated Employment Agreement between the Company and Jeffrey M. Solomon, dated January 31, 2020.

Exhibit 10.2	Amended and Restated Employment Agreement between the Company and John Holmes, dated January 31, 2020.

Exhibit 10.3	Amended and Restated Employment Agreement between the Company and Stephen A. Lasota, dated January 31, 2020.

Exhibit 10.4	Amended and Restated Employment Agreement between the Company and Owen S. Littman, dated January 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: February 3, 2020        By: _/s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel